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Exhibit 3(iv)
Amendment to Articles of Incorporation
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                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                   DAC TECHNOLOGIES GROUP INTERNATIONAL, INC.


1.       The name of the corporation is:

                   DAC TECHNOLOGIES GROUP INTERNATIONAL, INC.

2. ARTICLE III OF THE COMPANY'S ARTICLES OF INCORPORATION ARE HEREBY AMENDED AS FOLLOWS:

                                   ARTICLE III

         The aggregate number of shares of common stock this Corporation shall have the authorization to issue shall be 50,000,000 shares, $.001 par value. The aggregate number of preferred shares this Corporation shall have the authority to issue shall be 10,000,000 shares, $.001 par value, the rights, preferences and face value of which are to be designated by the Corporation's Board of Directors.

3.       Date of Amendment Adoption - November 15, 2000.

4. Shareholder Approval. By written consent, the votes cast were sufficient for approval of the amendments.

5. All other terms of the Articles of Incorporation are hereby ratified in their entirety.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Articles of Incorporation this 13 day of August, 2001.

                                     DAC TECHNOLOGIES GROUP INTERNATIONAL, INC.

                                     By: /s/ James R. Pledger
                                         --------------------------------------
                                         James R. Pledger,
                                         Chairman and Chief Executive Officer


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Exhibit 3(iv)
Amendment to Articles of Incorporation
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STATE OF ARKANSAS                   )
                                    ) SS:
COUNTY OF PULASKI                   )

         Before me, a notary public, authorized to take acknowledgments in the State and County set forth above personally appeared, to me personally known, who executed the foregoing Amendment to the Articles of Incorporation and that he acknowledged before me that he executed this Amendment, and who did not take an oath.

         In witness where of I have hereunto set my hand and affixed my official seal in the State and County aforesaid on August 13, 2001.


                                                   /s/ KIMBERLY TALLEY
                                                   -----------------------------
                                                   Notary Public

Type/Printed Name of Notary Public:

KIMBERLY TALLEY
--------------------------------------
My Commission Expires:


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